UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2022

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Evolution Petroleum Corporation (the "Company") announced that the Board of Directors has selected Kelly W. Loyd as President and Chief Executive Officer. Mr. Loyd had been serving as Interim CEO since June 2022 and has served as a member of the Board of Directors since 2008.

Mr. Loyd, 48, has been a director of the Company since 2008 and has served as the chair of the Investment Committee of the Board. Since 2004, Mr. Loyd has been associated with Petralis Energy Partners, LLC and JVL Advisors, LLC, both being private energy investment vehicles, where he was involved in and oversaw numerous upstream investments in private and public energy companies. From 2001 to 2004, he was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Prior to 2001, Mr. Loyd was a founder and controller of L.A.B. Sports and Entertainment, Managing Partner of Tigre Leasing, L.L.P. and an analyst in Jefferies and Company, Inc.'s energy corporate finance investment banking group. Mr. Loyd earned a B.S. in Economics with Finance Applications from Southern Methodist University and his MBA from Rice University.

The Company has entered into an offer letter with Mr. Loyd setting forth his compensation terms as Chief Executive Officer, including a base annual salary of $375,000. In connection with commencing employment, Mr. Loyd will no longer receive compensation for his services as a member of the Board. Additionally, the offer letter provides that on or about November 1, 2022 (the “Effective Date”), Mr. Loyd will be awarded a sign-on bonus consisting of 100,000 restricted shares of the Company’s common stock, vesting on a pro rata basis annually over a period of four years on the anniversary of Mr. Loyd’s Effective Date. The offer letter further provides that Mr. Loyd will be eligible to participate in the Company’s annual short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). Mr. Loyd’s annual STIP award for 2023 will have a target of 100% of his base salary and will be subject to achievement of certain individual and audited performance goals. Mr. Loyd’s annual LTIP award for 2023 will be 150% of his base salary, approximately one-third of which will be time vested shares with the remaining shares subject to performance goals.

Mr. Loyd does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Mr. Loyd had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release dated October 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: October 27, 2022	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer